EXHIBIT 99.1

CONTACT:

Christine Nakamoto, Investor Relations

408.617.7626

christine.nakamoto@palm.com

Palm Reports Q1 FY08 Results

SUNNYVALE, Calif., Oct. 1, 2007 — Palm, Inc. (Nasdaq: PALM) today reported that total revenue in the first quarter of fiscal year 2008, ended Aug. 31, was $360.8 million. Smartphone sell-through for the quarter was 689,000 units, up 21 percent year over year. Smartphone revenue was $302.2 million, up 12 percent from the year-ago period.

Net loss for the quarter was $(0.8) million, or $(0.01) per diluted share. Net loss included stock-based compensation expense of approximately $5.1 million, amortization of intangible assets of approximately $1.0 million, patent acquisition cost of $5.0 million, restructuring charges of approximately $6.6 million and gain on sale of land of approximately $4.4 million. This compares to net income for the first quarter of fiscal year 2007 of $16.5 million, or $0.16 per diluted share.

Net income in the first fiscal quarter, measured on a non-GAAP(1) basis, totaled $9.7 million, or $0.09 per diluted share, excluding stock-based compensation expense, amortization of intangible assets, patent acquisition cost, restructuring charges, gain on sale of land and the related income tax provision. This compares to non-GAAP net income in the first quarter of fiscal year 2007 of $21.5 million, or $0.21 per diluted share, which excluded the effects of amortization of intangible assets, stock-based compensation and the related income tax provision.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $4.1 million. EBITDA, adjusted to add back stock-based compensation, other non-operating expense, patent acquisition cost, restructuring charges and gain on sale of land, or Adjusted EBITDA, totaled $16.7 million.

“The launch of our Palm® Treo™ 500v with Vodafone and the Palm Centro™ with Sprint in September demonstrate our commitment to delivering competitive, high-quality solutions and expanding our reach to a broader market and range of customers,” said Ed Colligan, Palm president and chief executive officer. “As we move toward completing the recapitalization transaction with Elevation Partners, we are excited to strengthen our ability to accelerate Palm’s growth in the future.”

Q2 Fiscal Year 2008 Guidance(2)

•	Revenue is expected to be between $370 million and $380 million;

•	Gross margin is expected to be in the range of 33.3 percent and 33.8 percent on a GAAP basis and between 33.5 percent and 34.0 percent on a non-GAAP basis;

•	Operating expenses on a GAAP basis are expected to be in the range of $136 million to $139 million and on a non-GAAP basis, between $120 million and $123 million;

•	The Q2 fiscal year 2008 guidance is based on a 40 percent tax rate on a GAAP and non-GAAP basis;

•	Earnings per diluted share are expected to be in the range of $(0.03) to $(0.01) on a GAAP basis and $0.06 to $0.08 on a non-GAAP basis;

•

Net loss on a GAAP basis is expected to be in the range of $(3.2) million and $(1.1) million and earnings before interest, taxes, depreciation and amortization, adjusted to add back stock-based compensation, restructuring charges and other non-operating expenses, or Adjusted EBITDA, is expected to be in the range of $13 million to $16 million; and

•

SFAS 123(R) stock-based compensation expense, before taxes, is expected to be between $5.5 million and $6.0 million and amortization of intangible assets is expected to be $1.0 million. We also expect an $8.0 million to $10.0 million restructuring charge to earnings related to product postponement expenses and the organizational changes that we announced in June. These amounts and the related tax amounts are excluded from Palm’s second quarter of fiscal year 2008 outlook on a non-GAAP basis.

The guidance provided above assumes no change for the recapitalization transaction with Elevation Partners, which the company expects to complete before the end of October.

INVESTOR’S NOTE: The company will hold a conference call today at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss matters covered in this news release. Investors and other interested parties are encouraged to listen to the call by logging on to the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website http://investor.palm.com. Participants will be able to simultaneously view the presentation slides during the call.

Investors wishing to listen to the conference call via telephone may dial 800.901.5231 (domestic) and 617.786.2961 (international). There is no passcode required for the call.

A telephone replay of the conference call will be available through Oct. 8, 2007. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 17484531. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 5 p.m. Pacific.

About Palm, Inc.

Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information from anywhere. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones and Palm handheld computers, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the first quarter of fiscal years 2008 and 2007, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.

Stock-based Compensation. Palm believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of its operating results to peer companies. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that assuming a 40 percent effective tax rate on a non-GAAP basis provides a more appropriate prospect for the future.

Other Expenses. Palm excludes certain other expenses that are the result of unplanned events to measure its operating performance. Included in these expenses are items such as patent acquisition cost, restructuring charges and gain on sale of land. Palm assesses its operating performance excluding patent acquisition cost, restructuring charges and gain on sale of land as these amounts relate to events that are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. We consider this measure to be an important indicator of our operational strength to incur and repay indebtedness. We exclude net interest and taxes to allow a creditor to assess the ability to repay different debt instruments. We exclude depreciation and amortization because while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to our ability to repay debt. This measure is used by some investors when assessing the performance of our Company. In addition, we further exclude the other non-GAAP items, such as stock-based compensation, restructuring charges, patent acquisition cost and gain on sale of land, listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding stock-based compensation, net other non-operating income (expense), restructuring charges, patent acquisition cost and gain on sale of land is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in Palm’s industry, may calculate non-GAAP financial measures differently than the Company does, limiting their usefulness as a comparative tool. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected second quarter of fiscal year 2008 revenue, gross margin, operating expenses, tax rate, earnings per share, net income, Adjusted EBITDA, stock-based compensation expense, amortization of intangible assets and restructuring charges, Palm’s ability to deliver competitive, high-quality solutions, expand its market reach and grow its business, and the timing of completing the recapitalization transaction with Elevation Partners. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; and Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended June 1, 2007 and its Definitive Proxy Statement filed with the SEC on August 10, 2007 . Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

CAUTIONARY NOTE REGARDING REPORTED SELL-THROUGH: Palm generally records revenues for its smartphone products based on sell-in to carriers and other distributors. To facilitate investors’ understanding of end-user demand for the company’s products, Palm also reports smartphone sell-through information. Palm relies on reports from carriers and other distributors for its smartphone sell-through and inventory information. This information is subject to variance, and Palm can not assure investors of its accuracy, although Palm believes it to be accurate in all material respects.

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(1)	GAAP stands for Generally Accepted Accounting Principles.
(2)

Guidance for the second quarter of fiscal year 2008 has been provided on a GAAP and a non-GAAP basis. The non-GAAP guidance can be reconciled to the nearest GAAP measure by including amortization of intangible assets, restructuring charges and the stock-based compensation charge anticipated to be recorded in accordance with SFAS 123(R) during the period.

Palm, Treo and Centro are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	August 31, 2007	August 31, 2006
Revenues	$360,759	$355,773
Cost of revenues (*)	230,335	224,487

Gross profit	130,424	131,286

Operating expenses:
Sales and marketing (*)	60,195	52,932
Research and development (*)	52,616	40,845
General and administrative (*)	13,996	13,760
Amortization of intangible assets	961	340
Patent acquisition cost	5,000	—
Restructuring charges	6,604	—
Gain on sale of land	(4,446)	—

Total operating expenses	134,926	107,877

Operating income (loss)	(4,502)	23,409
Interest expense	(153)	(668)
Interest income	7,918	6,496
Other income (expense), net	(301)	(390)

Income before income taxes	2,962	28,847
Income tax provision	3,803	12,344

Net income (loss)	$(841)	$16,503

Net income (loss) per share:
Basic	$(0.01)	$0.16

Diluted	$(0.01)	$0.16

Shares used in computing per share amounts:
Basic	103,998	103,347
Diluted	103,998	104,590

(*) Costs and expenses include stock-based compensation as follows:

Cost of revenues	$411	$604
Sales and marketing	1,307	1,654
Research and development	1,822	2,510
General and administrative	1,588	1,906

	$5,128	$6,674

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Certain prior period amounts have been reclassified for current period presentation.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	August 31, 2007	August 31, 2006
Net income (loss), as reported	$(841)	$16,503

Adjustments:
Stock-based compensation	5,128	6,674
Amortization of intangible assets	961	340
Patent acquisition cost	5,000	—
Restructuring charges	6,604	—
Gain on sale of land	(4,446)	—
Income tax provision	(2,681)	(2,000)

Net income, non-GAAP	$9,725	$21,517

	Three Months Ended
	August 31, 2007	August 31, 2006
Net income (loss), as reported	$(841)	$16,503
Interest (income) expense, net	(7,765)	(5,828)
Taxes	3,803	12,344
Depreciation/amortization	8,890	3,314

EBITDA	4,087	26,333
Adjustments:
Stock-based compensation	5,128	6,674
Other non-operating (income) expense, net	301	390
Patent acquisition cost	5,000	—
Restructuring charges	6,604	—
Gain on sale of land	(4,446)	—

Adjusted EBITDA	$16,674	$33,397

	Three Months Ended
	August 31, 2007	August 31, 2006
Net income (loss) per share:
Basic, as reported	$(0.01)	$0.16
Adjustments	0.10	0.05

Basic, non-GAAP	$0.09	$0.21

Diluted, as reported	$(0.01)	$0.16
Adjustments	0.10	0.05

Diluted, non-GAAP	$0.09	$0.21

Shares used in computing per share amounts:
Basic, as reported	103,998	103,347

Diluted, as reported	103,998	104,590
Adjustments (*)	1,468	—

Diluted, non-GAAP	105,466	104,590

	Adjusted EBITDA Guidance Three Months Ended November 30, 2007
Net loss, guidance range	$(3,200)	—	$(1,100)
Approximate adjustments:
Interest (income) expense, net		(7,700)
Taxes	(2,000)	—	(700)
Depreciation and amortization		10,000

EBITDA range	(2,900)	—	500

Approximate adjustments:
Stock-based compensation (**)		5,800
Other non-operating (income) expense, net	1,100	—	700
Restructuring charges (**)		9,000

Adjusted EBITDA, guidance range	$13,000	—	$16,000

(*)	As a result of the non-GAAP net income realized by the Company in the first quarter of fiscal year 2008, diluted non-GAAP net income per share is adjusted for the dilutive effect of common equivalents and is calculated based on the weighted average shares of common stock outstanding during the period, plus the dilutive effect of shares of restricted stock subject to repurchase, stock options outstanding, the assumed issuance of stock under the Company’s employee stock purchase plan and restricted stock units calculated using the treasury stock method.
(**)	Amounts represent the approximate mid-point of the Q2 fiscal year 2008 guidance range provided.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation expense, amortization of intangible assets, patent acquisition cost, restructuring charges, gain on sale of land and for the related income tax provision on a non-GAAP basis of 40%.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	August 31, 2007	May 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$368,822	128,130
Short-term investments	258,236	418,555
Accounts receivable, net of allowance for doubtful accounts of $3,131 and 3,172, respectively	178,998	204,335
Inventories	34,173	39,168
Deferred income taxes	79,678	135,906
Investment for committed tenant improvements	1,012	1,331
Prepaids and other	9,102	10,222

Total current assets	930,021	937,647

Land held for sale	—	60,000
Property and equipment, net	38,450	36,634
Goodwill	167,465	167,596
Intangible assets, net	71,763	76,058
Deferred income taxes	268,669	267,348
Other assets	5,352	2,719

Total assets	$1,481,720	$1,548,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$167,962	$196,155
Income taxes payable	3,345	62,006
Accrued restructuring	6,630	5,406
Provision for committed tenant improvements	1,012	1,331
Other accrued liabilities	219,511	216,125

Total current liabilities	398,460	481,023

Non-current liabilities:
Non-current tax liabilities	5,960	—
Other non-current liabilities	4,368	4,568

Stockholders’ equity:
Series A preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 104,398 shares and 103,796 shares, respectively	104	104
Additional paid-in capital	1,504,111	1,492,362
Accumulated deficit	(432,906)	(431,698)
Accumulated other comprehensive income	1,623	1,643

Total stockholders’ equity	1,072,932	1,062,411

Total liabilities and stockholders’ equity	$1,481,720	$1,548,002

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	August 31, 2007	August 31, 2006
Cash flows from operating activities:
Net income (loss)	$(841)	$16,503
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	4,595	2,974
Stock-based compensation	5,128	6,674
Amortization of intangible assets	4,295	340
Deferred income taxes	4,545	11,792
Realized gain on sale of equity investments	(113)	(6)
Excess tax benefit related to stock-based compensation	(1,375)	(569)
Realized gain on sale of land	(4,446)	—
Changes in assets and liabilities:
Accounts receivable	25,337	36,207
Inventories	4,995	6,135
Prepaids and other	1,256	1,103
Accounts payable	(28,193)	(37,174)
Income taxes payable	(1,499)	(1,001)
Accrued restructuring	1,378	(988)
Other accrued liabilities	2,981	(22,265)

Net cash provided by operating activities	18,043	19,725

Cash flows from investing activities:
Purchase of property and equipment	(6,565)	(5,936)
Proceeds from sale of land	64,446	—
Purchase of short-term investments	(181,934)	(194,337)
Sale of short-term investments	342,673	200,942

Net cash provided by investing activities	218,620	669

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	5,545	641
Excess tax benefit related to stock-based compensation	1,375	569
Repayment of debt	(272)	(7,500)
Debt issuance costs	(2,619)	—

Net cash provided by (used in) financing activities	4,029	(6,290)

Change in cash and cash equivalents	240,692	14,104
Cash and cash equivalents, beginning of period	128,130	113,461

Cash and cash equivalents, end of period	$368,822	$127,565

Other cash flow information:
Cash paid for income taxes	$926	$995

Cash paid for interest	$1	$882

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

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